                                                                 Exhibit 4(hhhh)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED NO. 1                                            CUSIP No. 590188 ___

                            MERRILL LYNCH & CO., INC.
                                MEDIUM-TERM NOTE,
                                    SERIES B
               7% Stock Portfolio Linked Notes due August 18, 2000
               (Linked to the performance of the Common Stock of
                  Intuit Inc., CKS Group, Inc. and CNET, Inc.)

      MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay and discharge each Note evidenced hereby on August 18, 2000 (the "Maturity Date") by delivering to CEDE & CO., or registered assigns with respect to ______________ DOLLARS ($____________) of the principal amount hereof (i) the Cash Amount or
(ii) if the holder so elects as hereinafter provided, the Equivalent Share Amount, each as defined below and determined in accordance with the provisions set forth below, and to pay interest on the principal amount hereof from August 18, 1998, or from the most recent date in respect of which interest has been paid or duly provided for, semiannually in arrears on February 18 and August 18, in each year (each an "Interest Payment Date"), commencing

February 18, 1999, at the rate of 7% per annum (the "Interest Rate"), until the Cash Amount is paid or duly made available for payment or the Equivalent Share Amount is delivered or duly made available for delivery, as the case may be. The Notes will be issued in minimum denominations of $1,000 and integral multiples thereof. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture.

      Payment of interest, the Cash Amount, and, if applicable, delivery of the Equivalent Share Amount, if any, with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company shall, or shall cause the Calculation Agent to, deliver U.S. Dollars (or Portfolio Securities, if the Holder of this Note exercises the Right to Receive the Equivalent Share Amount) to the Trustee for delivery to the Holder of this Note.

      As used herein:

      "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York and that is a Trading Day.

      "Calculation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated (including any successor thereto).

      "Cash Amount" means, with respect to this Note, an amount in U.S. dollars determined in accordance with the following formula, subject to certain adjustments: (i) if the Final Portfolio Value is greater than or equal to the Portfolio Value Cap, each Note will be redeemed for an amount equal to the Portfolio Value Cap and (ii) if the Final Portfolio Value is less than the Portfolio Value Cap, each Note will be redeemed for the Final Portfolio Value.

      "Closing Price" for any Trading Day for any security listed on a national securities exchange or traded on NASDAQ, as applicable, means the official closing price or the last reported sale price (as of 4:00 p.m. in the City of New York) on such day as reported by the principal trading market. If for any reason neither the official closing price nor the last reported sale price is available for any security, the applicable Closing Price for such security on such day shall be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

      "Determination Date" means the fifth Trading Day preceding the Maturity Date or, if there is a Market Disruption Event with respect to any Portfolio Security on such day, the Determination Date will be the immediately succeeding Trading Day on which no Market Disruption Event with respect to any Portfolio Security shall have occurred; provided that the Determination Date will be no later than the third Trading Day preceding the Maturity Date, notwithstanding the occurrence of a Market Disruption Event with respect to any Portfolio Security on such Trading Day (each, an "Affected Portfolio Security"); and provided further that, with respect to each such Affected Portfolio Security,
(i) the Calculation Agent will determine its good faith estimate of the Closing Price for each such Affected Portfolio Security that would have prevailed on such Trading Day but for such Market Disruption Event and (ii) for holders of Notes that have not otherwise elected to receive the Equivalent Share Amount, the Company may, in its sole discretion, deliver to such holders on the Maturity Date the Equivalent Share Amount attributable to such Affected Portfolio Security per Note in lieu of delivering the portion of the Cash Amount attributable to such Affected Portfolio Security per Note.

      "Equivalent Share Amount" means, with respect to this Note and as determined by the Calculation Agent, (i) if the Final Portfolio Value is less than or equal to the Portfolio Value Cap, the number of shares of each Portfolio Security equal to the Multiplier for such Portfolio Security on such date; or
(ii) if the Final Portfolio Value is greater than the Portfolio Value Cap, the number of shares of each Portfolio Security equal to the Multiplier for such Portfolio Security on such date multiplied by a fraction, the numerator of which is the Portfolio Value Cap and the denominator of which is the Final Portfolio Value; provided, however, that the Company will pay cash in lieu of delivering fractional shares, in an amount as determined by the Calculation Agent. Unless the Calculation Agent otherwise determines that it is not practicable to deliver the Equivalent Share Amount, the Equivalent Share Amount will be delivered to the holder on the Maturity Date; provided that in the event of certain Market Disruption Events, the delivery of the Portfolio Securities may be delayed until after the Maturity Date.

      "Final Portfolio Value", as determined by the Calculation Agent, means the sum of the Closing Prices of the Portfolio Securities on the Determination Date, each as multiplied by the Multiplier for such Portfolio Security; provided, however, that in the event of the occurrence of certain corporate events affecting any Portfolio Security, the method of calculating the Final Portfolio Value may be adjusted by the Calculation Agent as set forth herein.

      "Initial Portfolio Value" equals $1,000.

      "Issue Price" means an amount equal to $1,000 per $1,000 principal amount of each Note evidenced hereby.

      "Market Disruption Event" means:

      (i) a suspension, absence (including the absence of an official closing price, if applicable) or material limitation of trading of any Portfolio Security on NASDAQ or other relevant securities exchanges for more than two hours of trading or during the one-half hour period preceding or at the close of trading in such market; or the suspension or material limitation on the primary market for trading in options contracts related to any Portfolio Security, if available, during the one-half hour period preceding or at the close of trading in the applicable market in each case as determined by the Calculation Agent in its sole discretion; and

      (ii) a determination by the Calculation Agent in its sole discretion that the event described in clause (i) above materially interfered with the ability of the Company or any of its affiliates to unwind all or a material portion of the hedge with respect to the Notes or to purchase any Portfolio Security for the purposes of delivering the Equivalent Share Amount.

For the purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in any relevant option contract will not constitute a Market Disruption Event, (3) limitations pursuant to any rule or regulation enacted or promulgated by NASDAQ or other relevant securities exchanges (or other regulatory organization with jurisdiction over NASDAQ or other relevant securities exchanges, as applicable) on trading during significant market fluctuations will constitute a suspension or material limitation of trading in any Portfolio Security, (4) a suspension of trading in an options contract on any Portfolio Security by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to such Portfolio Security and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Portfolio Security are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

      "Market Price" for any security listed on a national securities exchange or traded on NASDAQ means (i) at any time prior to the availability of a Closing Price for such security on such day, the last reported sale price at such time as reported by the principal trading market and (ii) at any time after the availability of a Closing Price for such security on such day, the Closing Price. If for any reason the last reported sale price is not available at any time prior to the availability of a Closing Price for any security, the applicable Market Price for such security on such day shall be the mean, as determined by the Calculation Agent, of the bid prices for such security obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.

      "Multiplier" means, initially, 7.0541 in the case of the Intuit Stock,
17.4483 in the case of the CKS Stock and 7.0304 in the case of the CNET Stock. The Multiplier for each Portfolio Security is subject to adjustment by the Calculation Agent as set forth elsewhere herein.

      "NASDAQ" means the Nasdaq National Market System.

      "Portfolio Securities" means common stock of Intuit Inc., par value $0.01, common stock of CKS Group, Inc., par value $0.001, and common stock of CNET, Inc., par value $0.0001.

      "Portfolio Value Cap" equals $1600 per Note.

      "Trading Day " means a day on which the New York Stock Exchange, the American Stock Exchange and NASDAQ are open for trading, as determined by the Calculation Agent.

      The Holder of this Note will be entitled, upon completion by the holder and delivery to the Company and the Calculation Agent of an Official Notice of Exercise of Right to Receive Equivalent Share Amount (in the form of Annex A attached hereto) prior to 11:00 a.m., New York City time on or prior to the fifteenth Business Day preceding the Maturity Date, to elect to receive, with respect to any of the Notes evidenced hereby, the Equivalent Share Amount at maturity, in lieu of the Cash Amount, unless it is not reasonably practicable at such time, in the opinion of the Calculation Agent, to obtain such Equivalent Share Amount for all Notes with respect to which Holders have elected to receive the Equivalent Share Amount at maturity, in which case the Cash Amount will be paid on the Maturity Date. If the Calculation Agent determines that it is not reasonably practicable to obtain the Equivalent Share Amount, the Calculation Agent will provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the Trustee and DTC may conclusively rely, of such determination on or prior to 4:00 p.m. on the second Business Day immediately preceding the Maturity Date.

      Prior to 9:30 a.m. on the first Business Day immediately preceding the Maturity Date, the Company shall cause the Calculation Agent to provide written notice to the Trustee at its New York office and to DTC , on which notice the Trustee and DTC may conclusively rely, (i) of its receipt of any such "Official Notice of Instruction to Deliver the Equivalent Share Amount," (ii) of the Company's determination to deliver the Equivalent Share Amount (which determination shall be deemed made unless the Calculation Agent has determined as aforesaid that it is not reasonably practicable to obtain the Equivalent Share Amount) and (iii) if Portfolio Securities are to be delivered, of the number of shares of each Portfolio Security per Note and of the amount of any cash to be paid in lieu of fractional Portfolio Securities.

      The Company shall, or shall cause the Calculation Agent to, deliver such Portfolio Securities or cash to the Trustee for delivery to the Holders.

      The Multiplier with respect to any Portfolio Security will be adjusted by the Calculation Agent as follows:

            1. If a Portfolio Security is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier relating to such Portfolio Security will be adjusted to equal the product of the prior Multiplier and the number of shares issued in such stock split or reverse stock split with respect to one share of such Portfolio Security.

            2. If a Portfolio Security is subject to a stock dividend (issuance of additional shares of the Portfolio Security) that is given ratably to all holders of shares of common stock of the issuer of such Portfolio Security, then once such Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the prior Multiplier plus the product of (i) the number of shares of such Portfolio Security issued with respect to one share of such Portfolio Security and (ii) the prior Multiplier.

            3. There will be no adjustments to the Multipliers to reflect cash dividends or distributions paid with respect to a Portfolio Security other than distributions described in clause (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Portfolio Security will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Portfolio Security by an amount equal to at least 10% of the Closing Price of such Portfolio Security on the Trading Day preceding the day for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a Portfolio Security, the Multiplier with respect to such Portfolio Security will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier, and
      (ii) a fraction, the numerator of which is the Closing Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Portfolio Security will equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for any Portfolio Security or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on any Portfolio Security described in clause (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Multiplier pursuant only to clause (v) of paragraph 5.

            4. If an issuer of one of the Portfolio Securities issues transferable rights or warrants to all holders of such Portfolio Security to subscribe for or purchase such Portfolio Security (including new or existing rights to purchase such Portfolio Security pursuant to a shareholders rights plan or arrangement, once a triggering event shall have occurred thereunder), then the method of determining the amount payable at maturity for each Note will be adjusted to provide that each holder of Notes will receive at maturity, in respect of the principal amount of each Note, in addition to the Cash Amount or Equivalent Share Amount, cash in an amount equal to the Rights Value (as defined below) of such Portfolio Security plus accrued interest thereon from the Trading Day immediately following receipt by holders of such Portfolio Security of such rights or warrants to the maturity date at LIBOR (as defined below), reset monthly on the first Trading Day of each month. The "Rights Value" shall be the Closing Prices of such rights or warrants on the Trading Day immediately following receipt by holders of such Portfolio Security of such rights or warrants. "LIBOR" shall be the rate for deposits in U.S. Dollars for a period of one month which appears on the Reuters Screen ISDA Page as of 11:00 a.m., London time, on the day that is two Trading Days preceding the reset date, or in the case of the initial determination of LIBOR, on the Trading Day immediately preceding the date on which the holders of such Portfolio Security received such rights, warrants, cash or other property.

            5. If (i) there occurs any reclassification or change of any Portfolio Security, (ii) the issuer of such Portfolio Security, or any surviving entity or subsequent surviving entity of the issuer of such Portfolio Security (a "Successor Entity") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of any issuer of the Portfolio Securities or any Successor Entity with another corporation occurs (other than pursuant to clause (ii) above), (iv) any issuer of the Portfolio Securities is liquidated, (v) any issuer of the Portfolio Securities issues to all of its shareholders equity securities of an issuer other than such issuer of the Portfolio Securities (other than in a transaction described in clauses (ii), (iii) or (iv) above) (a "Spin-off Event") or
      (vi) a tender or exchange offer is consummated for all the outstanding shares of any issuer of the Portfolio Securities (any such event in clauses (i) through (vi) a "Reorganization Event"), the method of determining the amount payable at maturity for each Note will be adjusted to provide that each holder of Notes will receive at maturity, in respect of the principal amount of each Note and in lieu of the Cash Amount, cash in an amount equal to the Transaction Value (as defined below). "Exchange Property" means the securities, cash or any other assets distributed in any such Reorganization Event, including, in the case of a Spin-off Event, the share of such Portfolio Securities with respect to which the spun-off security was issued. "Transaction Value" means (i) for any cash received in any such Reorganization Event, an amount equal to (a) the amount of cash received per share of such Portfolio Security plus accrued interest thereon at LIBOR reset monthly for the period beginning on the date such cash is distributed to the holders of such Portfolio Security to but excluding the Maturity Date, multiplied by (b) the Multiplier in effect on the date all of the holders of shares of the relevant issuer of the Portfolio Securities have agreed or have become irrevocably obligated to exchange such shares, (ii) for any property other than cash or securities received in any such Reorganization Event, the market value (as determined by the Calculation Agent) of such Exchange Property received for each share of such Portfolio Security at the date of the receipt of such Exchange Property multiplied by the then current Multiplier and (iii) for any security received in any such Reorganization Event, an amount equal to the Closing Price per share of such security on the Determination Date multiplied by the quantity of such security received for each share of such Portfolio Security multiplied by the then current Multiplier.

            6. If there occurs a cash tender offer for at least 25% but less than all of any Portfolio Security then outstanding at a price per share in excess of the Closing Price of such Portfolio Security on the date such offer is announced (the "Announcement Date"), then the method of determining the amount payable at maturity for each Note will be adjusted to provide that each holder of Notes will receive at maturity, in respect of the applicable Portfolio Security, in lieu of the Cash Amount or Equivalent Share Amount attributable to such Portfolio Security, cash in an amount equal to the Tender Value. "Tender Value" means an amount equal to the product of (a) the sum of the Closing Price of such Portfolio Security on the Trading Day immediately following the Announcement Date plus accrued interest thereon at LIBOR reset monthly for the period beginning on the fourth Trading Day following the Announcement Date to but excluding the Maturity Date, multiplied by (b) the Multiplier for such Portfolio Security in effect on the Announcement Date.

      For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer). In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

      No adjustments to the Multiplier will be required unless such Multiplier adjustment would require a change of at least 0.1% in the Multiplier then in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

      No adjustments to the Multiplier or to the amount payable at maturity of the Notes will be required other than those specified above. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Multiplier to reflect changes occurring in relation to any Portfolio Security or any other Exchange Property in other circumstances where the Company determines that it is appropriate to reflect such changes. The required adjustments specified above do not cover all events that could affect the Market Price or Closing Price, as applicable, of such Portfolio Security, including, without limitation, a partial tender or exchange offer for such Portfolio Security.

      The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraph 5 above, and its determinations and calculations with respect thereto shall be conclusive.

      The Calculation Agent will provide information as to any adjustments to the Multiplier upon written request by any holder of the Notes.

      All percentages resulting from any calculation on the Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. Dollar amounts used in or resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

      The Company, by its sale of this Note and every Holder of this Note (and any successor Holder of this Note), by its respective purchase hereof, hereby agree (in the absence of an administrative determination or judicial ruling to the contrary):

      1. To characterize this Note for all tax purposes as an investment unit consisting of the following components (the "Components"): (i) a debt instrument of the Company (the "Debt Instrument") with a fixed principal amount unconditionally payable on the Maturity Date equal to the Principal Amount of this Note and bearing stated interest at the Interest Rate and (ii) a contract (the "Forward Contract") pursuant to which the Holder agrees to use the principal payment due on the Debt Instrument to make a payment to the Company in exchange for the right to receive the Cash Amount payable at maturity or the Equivalent Share Amount, which treatment will require, among other things, each Holder that is subject to United States Federal income tax in connection with its ownership of the Notes to include currently in income payments denominated as interest that are made with respect to this Note in accordance with such Holder's regular method of tax accounting;

      2. In the case of purchases of Notes in connection with the original issuance thereof, to assign an amount equal to 102.24% of the entire initial purchase price of a Note (i.e., the Issue Price of the Notes) to the Debt Instrument component and to assign an amount equal to 2.24% of the Issue Price to the Forward Contract component; and

      3. To file all United States Federal, state and local income, franchise and estate tax returns consistent with the treatment of each Note as a unit consisting of the Debt Instrument and the Forward Contract (in the absence of an administrative determination or judicial ruling to the contrary).

General

      Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, as amended and supplemented, between the Company and The Chase Manhattan Bank, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

      The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. References to payment "per Note" refer to each $1,000 principal amount of each Note evidenced hereby. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

      This Note is not subject to any sinking fund.

      This Note is not subject to repayment at the option of the Holder prior to its Maturity Date.

      If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes will be determined by the Calculation Agent and will be equal to the Cash Amount determined as though the Determination Date were the date of acceleration of the Notes, as provided above, plus any accrued but unpaid interest to but not including the date of acceleration.

      In case of default in (i) payment of the Notes (whether at their stated maturity or upon acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for, or (ii) delivery of the Equivalent Share Amount of the Notes at their stated maturity, from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 5% per annum (to the extent that payment of such interest shall be legally enforceable) on the Cash Amount otherwise payable on such date in accordance with the terms of the Notes to the date payment of such Cash Amount has been made or duly provided for.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the interest on, and the Cash Amount or Equivalent Share Amount, with respect to this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: August 18, 1998

CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.

This is one of the Securities of the    [Copy of Seal]
series designated therein referred to
in the within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee                   By:
                                                               Treasurer
By:                                                    Attest:
      Authorized Officer                                       Secretary

                                                                         ANNEX A

                      OFFICIAL NOTICE OF EXERCISE OF RIGHT
                       TO RECEIVE EQUIVALENT SHARE AMOUNT

         7% Stock Portfolio Linked Medium-Term Notes due August 18, 2000 (Linked to the performance of the Common Stock of Intuit Inc.,
                         CKS Group, Inc. and CNET, Inc.)

      Dated: [On or prior to the fifteenth Business Day prior to August 18, 2000]

      Merrill Lynch & Co., Inc.
      World Financial Center
      South Tower, 5th Floor
      New York, New York 10080-6105

      Fax No.: (212) 236-3865

      (Attn: Treasury)

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Calculation Agent World Financial Center
      North Tower, 5th Floor
      New York, New York 10281-1305

      Fax No.: (212) 449-2697

      (Attn: Operations (Matthew Pomeranz))

      The Chase Manhattan Bank
      450 West 33rd Street
      15th Floor
      New York, New York 10001

      Fax No.: (212) 946-8161

      (Attn: Corporate Trust Department)

      Dear Sirs:

      The undersigned holder of the 7% Stock Portfolio Linked Medium-Term Notes due August 18, 2000 (Linked to the performance of the Common Stock of Intuit Inc., CKS Group, Inc. and CNET, Inc.) of Merrill Lynch & Co., Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the number of Notes indicated below, as of the date hereof, provided that such day is prior to the fifteenth Business Day prior to August 18, 2000, the Right to Receive the Equivalent Share Amount as described in Pricing Supplement dated August 11, 1998 (the

"Pricing Supplement") to the Prospectus Supplement and Prospectus dated July 30, 1998. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver Portfolio Securities, in accordance with the terms of the Notes described in the Pricing Supplement.

      Very truly yours,

      _____________________________
      [Name of Holder]

      By:__________________________________________
      [Title]

      _____________________________________________
      [Fax No.]

      $____________________________________________
      Number of Notes surrendered for exercise of the Right to Receive the Equivalent Share Amount

      If you want the Portfolio Securities made out in another person's name, fill in the form below:

      _____________________________________________
      (Insert person's soc. sec. or  tax ID no.)

      _____________________________________________
      (Print or type person's name, address and zip code)

      Date: _______________________________

      Your Signature:______________________________________

      Receipt of the above Official Notice of
      Exchange is hereby acknowledged.

      MERRILL LYNCH & CO., INC., as Issuer

      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Calculation Agent

      By: THE CHASE MANHATTAN BANK,
          as Trustee

      By: _________________________________________________
          Name:
          Title:

      Date and time of acknowledgment ____________________

                            ASSIGNMENT/TRANSFER FORM

      FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

(insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated: _____________________

                              NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.